EXHIBIT 99.1

First Data Reports Second Quarter 2019 Financial Results

•	Q2 consolidated revenue of $2,485 million, up 2%

•	Q2 total segment revenue of $2,278 million, up 2% as reported; up 7% on an organic constant currency(a) basis

•	Q2 net income attributable to First Data diluted EPS of $0.28, down 21%, primarily driven by a $107 million tax benefit in the prior year quarter

•	Q2 adjusted diluted EPS of $0.42, up 8% in the quarter

•	Q2 total segment EBITDA of $893 million, up 3% as reported; up 9% on an organic constant currency(a) basis

•	Q2 cash flow from operations of $713 million; free cash flow of $414 million

•	Total borrowings declined $638 million year to date; net debt declined $534 million year to date

•	Company reiterates full year 2019 guidance

•	Combination with Fiserv expected to close on or about July 29, 2019

NEW YORK, July 25, 2019 - First Data Corporation (NYSE: FDC), a global leader in commerce-enabling technology and solutions, today reported financial results for the second quarter and six months ended June 30, 2019.

"Our strong results for the first half of the year reflect the great momentum we continue to see around the world in both our merchant acquiring and card processing businesses," said First Data Chairman and CEO Frank Bisignano. "As we look ahead, we remain focused on executing against our key strategic initiatives including continuously innovating to help our clients, and are confident that the pending merger with Fiserv will enhance our offerings and create tremendous value for our clients and shareholders."

Consolidated revenue was $2,485 million in the second quarter and $4,801 million in the first six months of 2019, up 2% in both periods compared to the prior year periods, reflecting solid operational performance offset by the impact of recent divestitures in Global Financial Solutions and unfavorable year-over-year foreign currency movements. Total segment revenue was $2,278 million in the second quarter and $4,395 million in the first six months of 2019, up 2% on a reported basis in both periods compared to the prior year periods. On an organic constant currency basis(a), total segment revenue increased 7% in both the second quarter and the first six months of 2019.

(a)
Non-GAAP growth rate -- Organic constant currency growth (“Organic CC growth”) is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

Net income attributable to First Data was $275 million, or $0.28 per diluted share, in the second quarter and $444 million, or $0.46 per diluted share, in the first six months of 2019, down 21% and 1%, respectively, on a per share basis compared to the prior year periods. The declines were primarily driven by the non-recurrence of a $107 million tax benefit related to a settlement of an IRS audit in the second quarter of 2018, and unfavorable year-over-year foreign currency movements, partially offset by improved operating results.

Adjusted net income, which modifies net income attributable to First Data for items such as gains/losses from divestitures, debt extinguishment charges, stock-based compensation, amortization of acquisition intangibles, restructuring costs, certain discrete tax items and other items, was $409 million, or $0.42 per diluted share, in the second quarter and $712 million, or $0.73 per diluted share, in the first six months of 2019, up 8% and 7%, respectively, on a per share basis compared to the prior year periods. The increases were driven primarily by improved operating results, partially offset by unfavorable year-over-year foreign currency movements.

Total segment earnings before interest, taxes, depreciation, and amortization (total segment EBITDA) was $893 million in the second quarter and $1,647 million in the first six months of 2019, up 3% on a reported basis in both periods compared to prior year periods, reflecting solid operational performance offset by the impact of recent divestitures in Global Financial Solutions and unfavorable year-over-year foreign currency movements. On an organic constant currency basis(a), total EBITDA increased 9% in both periods. Total segment EBITDA margin was 39.2% in the second quarter and 37.5% in the first six months of 2019, up 60 basis points and 70 basis points, respectively, on an organic constant currency basis(a) compared to the respective prior year periods.

Second Quarter Segment Results

Global Business Solutions (GBS)

Second quarter 2019 GBS segment revenue increased 5% on a reported basis to $1,527 million, or increased 9% on an organic constant currency basis(a). Within geographic regions, North America revenue increased 5% on both a reported and organic constant currency basis(a) to $1,187 million, driven by strong growth in the Partner Solutions channel. EMEA revenue of $181 million, was flat on a reported basis, or increased 8% on an organic constant currency basis(a). Latin America revenue increased 22% on a reported basis to $104 million, or increased 52% on an organic constant currency basis(a). APAC revenue increased 10% on a reported basis to $55 million, or increased 16% on an organic constant currency basis(a).

Second quarter 2019 GBS segment EBITDA increased 4% on a reported basis to $564 million, or increased 9% on an organic constant currency basis(a). GBS Segment EBITDA margin was

36.9%, down 10 basis points compared to the prior year period on an organic constant currency basis(a).

Global Financial Solutions (GFS)

Second quarter 2019 GFS segment revenue decreased 9% on a reported basis to $376 million, primarily driven by recent divestitures, partially offset by growth in all geographic regions. On an organic constant currency basis(a), GFS segment revenue increased 7%. Within geographic regions, North America revenue decreased 5% on a reported basis to $222 million, or increased 4% on an organic constant currency basis(a). EMEA revenue decreased 24% on a reported basis to $90 million, or increased 3% on an organic constant currency basis(a). Latin America revenue decreased 4% on a reported basis to $34 million, or increased 23% on an organic constant currency basis(a). APAC revenue increased 11% on a reported basis to $30 million, or increased 17% on an organic constant currency basis(a).

Second quarter 2019 GFS segment EBITDA decreased 11% on a reported basis to $157 million, or was flat on an organic constant currency basis(a), as organic constant currency revenue growth was offset by added costs primarily associated with ramping new deals. GFS segment EBITDA margin was 41.8%, down 260 basis points on an organic constant currency basis(a).

Network & Security Solutions (NSS)

Second quarter 2019 NSS segment revenue increased 1% on both a reported and organic constant currency basis(a) to $375 million, as growth within the EFT business was offset by flat to modest declines in NSS's other businesses.

Second quarter 2019 NSS segment EBITDA increased 12% on both a reported and organic constant currency basis(a) to $216 million. NSS Segment EBITDA margin was 57.6%, up 560 basis points on an organic constant currency basis(a).

Cash Flow

Cash flow from operations was $713 million in the second quarter and $1,328 million in the first six months of 2019, up $109 million and $190 million, respectively, compared to the prior year periods. Free cash flow, which the Company defines as cash flow from operations less capital expenditures, distributions to minority interests and other, was $414 million in the second quarter and $811 million in the first six months of 2019, up $36 million and $65 million, respectively, compared to the prior year periods, primarily driven by improved operating results and reduced cash interest and tax payments, partially offset by higher capital expenditures.

Capital Structure

First Data's total borrowings at June 30, 2019 decreased by $638 million to $16,961 million, from $17,599 million at December 31, 2018. Net debt at June 30, 2019 decreased by $534 million to $16,380 million, from $16,914 million at December 31, 2018.

2019 Guidance Reiterated

The Company reiterated its full year 2019 financial guidance. The guidance does not include any impact related to the previously announced merger with Fiserv.

The Company expects:

◦	Full year total segment revenue: organic constant currency(a) growth of 5% to 6%

◦	Full year total segment EBITDA: organic constant currency(a) growth of 6% to 8%

◦	Full year adjusted diluted EPS: $1.55 - $1.58

◦	Full year free cash flow: $1.5 billion+

The Company now expects negative impacts on second-half reported segment revenue and EBITDA from foreign currency in the range of 30% to 40% of the impacts experienced in the first half of the year.

“We expect to complement our strong first-half performance with second-half revenue growth towards the upper end of our 2019 guidance,” said Bisignano.

Update on Timing of Proposed Combination with Fiserv

As of July 23, 2019, the Company and Fiserv received the final required regulatory approvals and non-objections needed to complete the proposed combination. The Company and Fiserv expect to close the proposed acquisition on or about July 29, 2019.

Investor Conference Call

Due to the pending merger with Fiserv, the Company will not host a conference call/webcast to review the second quarter 2019 financial results.

Non-GAAP Measures

To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the Company uses non-GAAP measures of certain financial performance. These non-GAAP measures include total segment revenue, total segment expense, total segment EBITDA, adjusted net income, adjusted EPS, free cash flow and net debt, and growth rates for these metrics compared to prior periods. The Company has included non-GAAP measures because management believes that they help to facilitate comparisons of the Company's operating results between periods. The Company believes the non-GAAP measures provide useful information to both management and users of our financial statements by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. These measures should only be used to evaluate the Company's results of operations in conjunction with the corresponding GAAP measures. Additional information about non-GAAP financial measures, including reconciliations of all non-GAAP measures to the most directly comparable GAAP measure can be found in the tables included in this press release.

About First Data

First Data (NYSE: FDC) is a global leader in commerce-enabling technology and solutions, serving approximately six million business locations and more than 3,700 financial institutions in more than 100 countries around the world. The Company’s 19,000 owner-associates are dedicated to helping companies, from start-ups to the world’s largest corporations, conduct commerce every day by securing and processing more than 3,000 transactions per second and $2.6 trillion per year.

Contact

Peter Poillon Investor Relations First Data 212-266-3565 Peter.Poillon@firstdata.com	Michael Schneider Corporate Communications First Data 212-515-0290 Michael.Schneider@firstdata.com

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First Data Corporation
Consolidated Statements of Operations
(Unaudited)
(in millions, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Revenues:
Revenues excluding reimbursable items	$2,289	$2,244	$4,413	$4,328
Reimbursable items	196	204	388	402
Total revenues	2,485	2,448	4,801	4,730
Expenses:
Cost of revenues (exclusive of items shown below)	757	751	1,514	1,530
Selling, general, and administrative	688	683	1,348	1,330
Depreciation and amortization	253	255	499	505
Other operating expenses, net	24	17	60	77
Total expenses excluding reimbursable items	1,722	1,706	3,421	3,442
Reimbursable items	196	204	388	402
Total expenses	1,918	1,910	3,809	3,844
Operating profit	567	538	992	886
Interest expense, net	(202)	(234)	(405)	(467)
Loss on debt extinguishment	(2)	(1)	(3)	(1)
Other (expense) income	(8)	2	(35)	(1)
Income before income taxes and equity earnings in affiliates	355	305	549	417
Income tax expense (benefit)	85	(37)	114	(10)
Equity earnings in affiliates	64	60	116	109
Net income	334	402	551	536
Less: Net income attributable to noncontrolling interests and redeemable noncontrolling interest	59	61	107	94
Net income attributable to First Data Corporation	$275	$341	$444	$442

Net income attributable to First Data Corporation per share:
Basic	$0.29	$0.37	$0.47	$0.48
Diluted	$0.28	$0.36	$0.46	$0.47

Weighted-average common shares outstanding:
Basic	943	928	940	926
Diluted	971	954	969	950

First Data Corporation
Selected Consolidated Balance Sheet and Cash Flow Data
(Unaudited)
(in millions)

SELECTED CONSOLIDATED BALANCE SHEET DATA

	As of	As of
	6/30/2019	12/31/2018

Cash and cash equivalents	$544	$555
Settlement assets	23,929	11,423
Total assets	51,031	38,327

Short-term and current portion of long-term borrowings	1,150	1,170
Settlement obligations	23,929	11,423
Long-term borrowings	15,811	16,429
Total liabilities	43,518	31,283

Redeemable noncontrolling interest	92	77

Total First Data Corporation stockholders' equity	4,653	4,173
Noncontrolling interests	2,768	2,794
Total equity	7,421	6,967

SELECTED CONSOLIDATED CASH FLOW DATA

	Three months ended June 30,		Six months ended June 30,
	2019	2018	2019	2018
Source/(Use) of cash
Net cash provided by operating activities	$713	$604	$1,328	$1,138
Net cash used in investing activities	(225)	(147)	(486)	(290)
Net cash used in financing activities	(563)	(480)	(838)	(784)
Supplemental cash flow data
Cash interest payments(a)	$121	$215	$388	$452

(a)	For purposes of this schedule, cash interest payments excludes interest on finance leases and interest on foreign lines of credit.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended June 30,				Six months ended June 30,
	2019	2018	% Change	Organic CC % Change(c)	2019	2018	% Change	Organic CC % Change(c)
Consolidated Revenues	$2,485	$2,448	2%		$4,801	$4,730	2%
Adjustments:
Non wholly owned entities(a)	(11)	(10)			(18)	(14)
Reimbursable items	(196)	(204)			(388)	(402)
Total Segment Revenues	$2,278	$2,234	2%	7%	$4,395	$4,314	2%	7%

Segment Revenues:
Global Business Solutions	$1,527	$1,449	5%	9%	$2,914	$2,767	5%	9%
Global Financial Solutions	376	414	(9)%	7%	745	814	(8)%	8%
Network & Security Solutions	375	371	1%	1%	736	733	—%	—%
Total Segment Revenues	$2,278	$2,234	2%	7%	$4,395	$4,314	2%	7%

	Three months ended June 30,				Six months ended June 30,
	2019	2018	% Change	Organic CC % Change(c)	2019	2018	% Change	Organic CC % Change(c)
Net income attributable to First Data Corporation	$275	$341	(19)%		$444	$442	—%
Adjustments:
Non wholly owned entities(a)	(15)	(4)	275%		(28)	(22)	27%
Depreciation and amortization	253	255	(1)%		499	505	(1)%
Interest expense, net	202	234	(14)%		405	467	(13)%
Loss on debt extinguishment	2	1	100%		3	1	200%
Other items(b)	32	15	113%		95	78	22%
Stock-based compensation	59	59	—%		115	133	(14)%
Income tax expense (benefit)	85	(37)	NM		114	(10)	NM
Total Segment EBITDA	$893	$864	3%	9%	$1,647	$1,594	3%	9%

Segment EBITDA:
Global Business Solutions	$564	$544	4%	9%	$1,035	$978	6%	12%
Global Financial Solutions	157	176	(11)%	—%	304	342	(11)%	—%
Network & Security Solutions	216	193	12%	12%	411	368	12%	12%
Corporate	(44)	(49)	9%	9%	(103)	(94)	(8)%	(8)%
Total Segment EBITDA	$893	$864	3%	9%	$1,647	$1,594	3%	9%

NM represents not meaningful

(a)
Net adjustment to reflect our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. Segment revenue for our significant affiliates is reflected based on our proportionate share of the results of our investments in businesses accounted for under the equity method and consolidated subsidiaries with noncontrolling ownership interests. For other affiliates, we include equity earnings in affiliates, excluding amortization expense, in segment revenue.

(b)
Includes restructuring, non-normal course litigation and regulatory settlements, debt issuance expenses, deal and deal integration costs, Other (expense)/income as presented in the unaudited consolidated statements of operations, which includes divestitures, derivative gains (losses), non-operating foreign currency gains (losses), and other as applicable to the periods presented.

(c) Organic constant currency ("Organic CC") growth is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

SEGMENT REVENUE RECONCILIATION
	Three months ended June 30,			Six months ended June 30,
	2019	2018	% B/(W)(b)	2019	2018	% B/(W)(b)
Reported FDC segment revenue	$2,278	$2,234	2%	$4,395	$4,314	2%
Currency impact	71	—		145	—
Acquisitions/(Divestitures)(c)	—	(40)		—	(86)
Organic CC FDC segment revenue growth(a)	$2,349	$2,194	7%	$4,540	$4,228	7%

Reported GBS segment revenue	$1,527	$1,449	5%	$2,914	$2,767	5%
Currency impact	54	—		113	—
Acquisitions/(Divestitures)(c)	—	6		—	6
Organic CC GBS segment revenue growth(a)	$1,581	$1,455	9%	$3,027	$2,773	9%

Reported GBS NA segment revenue	$1,187	$1,134	5%	$2,256	$2,148	5%
Currency impact	2	—		3	—
Organic CC GBS NA segment revenue growth(a)	$1,189	$1,134	5%	$2,259	$2,148	5%

Reported GBS EMEA segment revenue	$181	$180	—%	$347	$348	—%
Currency impact	11	—		24	—
Acquisitions/(Divestitures)(c)	—	(2)		—	(4)
Organic CC GBS EMEA segment revenue growth(a)	$192	$178	8%	$371	$344	8%

Reported GBS APAC segment revenue	$55	$50	10%	$107	$98	9%
Currency impact	3	—		6	—
Organic CC GBS APAC segment revenue growth(a)	$58	$50	16%	$113	$98	16%

Reported GBS LATAM segment revenue	$104	$85	22%	$204	$173	18%
Currency impact	38	—		80	—
Acquisitions/(Divestitures)(c)	—	8		—	10
Organic CC GBS LATAM segment revenue growth(a)	$142	$93	52%	$284	$183	55%

Reported GFS segment revenue	$376	$414	(9)%	$745	$814	(8)%
Currency impact	17	—		32	—
Acquisitions/(Divestitures)(c)	—	(46)		—	(92)
Organic CC GFS segment revenue growth(a)	$393	$368	7%	$777	$722	8%

First Data Corporation
Summary Segment Data
(Unaudited)
(in millions)

	Three months ended June 30,			Six months ended June 30,
	2019	2018	% B/(W)(b)	2019	2018	% B/(W)(b)
Reported GFS NA segment revenue	$222	$233	(5)%	$443	$461	(4)%
Acquisitions/(Divestitures)(c)	—	(20)		—	(40)
Organic CC GFS NA segment revenue growth(a)	$222	$213	4%	$443	$421	5%

Reported GFS EMEA segment revenue	$90	$119	(24)%	$173	$229	(24)%
Currency impact	6	—		11	—
Acquisitions/(Divestitures)(c)	—	(26)		—	(52)
Organic CC GFS EMEA segment revenue growth(a)	$96	$93	3%	$184	$177	4%

Reported GFS APAC segment revenue	$30	$26	11%	$62	$57	8%
Currency impact	2	—		4	—
Organic CC GFS APAC segment revenue growth(a)	$32	$26	17%	$66	$57	14%

Reported GFS LATAM segment revenue	$34	$36	(4)%	$67	$67	—%
Currency impact	9	—		17	—
Organic CC GFS LATAM segment revenue growth(a)	$43	$36	23%	$84	$67	26%

Reported NSS segment revenue	$375	$371	1%	$736	$733	—%
Organic CC NSS segment revenue growth(a)	$375	$371	1%	$736	$733	—%

SEGMENT EBITDA RECONCILIATION
	Three months ended June 30,			Six months ended June 30,
	2019	2018	% B/(W)(b)	2019	2018	% B/(W)(b)
Reported FDC segment EBITDA	$893	$864	3%	$1,647	$1,594	3%
Currency impact	34	—		72	—
Acquisitions/(Divestitures)(c)	—	(12)		—	(23)
Organic CC FDC segment EBITDA growth(a)	$927	$852	9%	$1,719	$1,571	9%

Reported GBS segment EBITDA	$564	$544	4%	$1,035	$978	6%
Currency impact	26	—		55	—
Acquisitions/(Divestitures)(c)	—	—		—	(1)
Organic CC GBS segment EBITDA growth(a)	$590	$544	9%	$1,090	$977	12%

Reported GFS segment EBITDA	$157	$176	(11)%	$304	$342	(11)%
Currency impact	8	—		17	—
Acquisitions/(Divestitures)(c)	—	(12)		—	(22)
Organic CC GFS segment EBITDA growth(a)	$165	$164	—%	$321	$320	—%

Reported NSS segment EBITDA	$216	$193	12%	$411	$368	12%
Organic CC NSS segment EBITDA growth(a)	$216	$193	12%	$411	$368	12%

(a)
Organic constant currency ("Organic CC") growth is defined as reported growth adjusted for the following: (1) excludes the impacts of year-over-year currency rate changes in the current period; (2) excludes the results of significant divestitures in the prior year period; and (3) includes the results of significant acquisitions in the prior year period.

(b)	“B” means results in 2019 are better than results in 2018 “(W)” means results are worse.

(c)
“Acquisitions/(Divestitures)" includes the following activity: the 2018 divestiture of the GFS card processing businesses in Greece and Central/Eastern Europe, the 2018 divestiture of the GFS check remittance processing business in North America, and the 2019 acquisition of Software Express within GBS LATAM.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

ADJUSTED NET INCOME RECONCILIATION

	Three months ended June 30,			Six months ended June 30,
	2019	2018	% Change	2019	2018	% Change
Net income attributable to First Data Corporation	$275	$341	(19)%	$444	$442	—%
Adjustments:
Stock-based compensation	59	59	—%	115	133	(14)%
Loss on debt extinguishment	2	1	NM	3	1	NM
Amortization of acquisition intangibles and deferred financing costs(a)	89	104	(14)%	178	210	(15)%
Other operating expenses, net and Other (expense) income	32	15	NM	95	78	22%
Other(b)	—	2	NM	—	(9)	NM
Discrete tax items(c)	—	(107)	NM	—	(101)	NM
Income tax on above items(d)	(48)	(44)	(9)%	(123)	(104)	(18)%
Adjusted net income attributable to First Data Corporation	$409	$371	10%	$712	$650	9%

Adjusted net income per share:
Basic	$0.43	$0.40	8%	$0.76	$0.70	9%
Diluted	$0.42	$0.39	8%	$0.73	$0.68	7%

Weighted-average common shares used to compute adjusted net income per share:
Basic	943	928	2%	940	926	2%
Diluted	971	954	2%	969	950	2%
NM represents not meaningful

(a)
Represents amortization of intangibles established in connection with the 2007 merger and acquisitions we have made since 2007, excluding the percentage of our consolidated amortization of acquisition intangibles related to non-wholly owned consolidated alliances equal to the portion of such alliances owned by our alliance partners. This line also includes amortization related to deferred financing costs of $4 million and $4 million for the three months ended June 30, 2019 and 2018, respectively, and $7 and $9 for the six months ended June 30, 2019 and 2018, respectively.

(b)	The 2018 balance represents adjustments for non wholly-owned entities.

(c)
We exclude from "Adjusted net income attributable to First Data Corporation" certain discrete tax items, such as tax law changes, tax impact of mergers and acquisitions, valuation allowance releases, and tax reserves related to issues that arose before KKR acquired the Company.

(d)
The tax effect of the adjustments between our GAAP and adjusted results takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). Generally, this results in a tax impact at the U.S. effective tax rate for certain adjustments, including the majority of amortization of intangible assets, deferred financing costs, stock compensation, and loss on debt extinguishment; whereas the tax impact of other adjustments, including restructuring expense, depends on whether the amounts are deductible in the respective tax jurisdictions and the applicable effective tax rate(s) in those jurisdictions.

First Data Corporation
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
(in millions)

FREE CASH FLOW RECONCILIATION

	Three months ended June 30,			Six months ended June 30,
	2019	2018	Change	2019	2018	$ Change

Net cash provided by operating activities	$713	$604	$109	$1,328	$1,138	$190
Capital expenditures	(218)	(151)	(67)	(384)	(290)	(94)
Distribution and dividends paid to noncontrolling interests and redeemable noncontrolling interest and other	(81)	(75)	(6)	(133)	(102)	(31)
Free cash flow	$414	$378	$36	$811	$746	$65

	NET DEBT RECONCILIATION

	As of	As of
	6/30/2019	12/31/2018
Total long-term borrowings	$15,811	$16,429
Total short-term and current portion of long-term borrowings	1,150	1,170
Total borrowings	16,961	17,599
Unamortized discount and unamortized deferred financing costs	80	94
Total borrowings at par	17,041	17,693
Less: Settlement lines of credit	117	224
Gross debt excluding settlement lines of credit	16,924	17,469
Less: Cash and cash equivalents	544	555
Net debt	$16,380	$16,914

First Data Corporation
2019 Non-GAAP Guidance Reconciliation
(Unaudited)
(in millions)

Consolidated Revenue to Total Segment Revenue
FY 2019 vs. FY 2018
Consolidated revenue (at reported rates)	~2.0-3.0%
Adjustments:
+Non wholly owned entities
+Reimbursable postage and other
+Currency Impact
+Divestiture Impact
Total segment revenue (at constant currency)	~5.0-6.0%

Net Income Attributable to FDC to Total Segment EBITDA
FY 2019 vs. FY 2018
Net income attributable to FDC	~(5.0%) - (2.0%)(1)
Adjustments
+Depreciation and amortization
+Interest Expense, net
+Income tax (benefit) expense
+Stock Based Compensation
+Other(2)
+Currency Impact
Total segment EBITDA (at constant currency)	~6.0-8.0%

Net Income Attributable to FDC to Adjusted Net Income
FY 2019
Net income attributable to FDC	$0.98 - $1.01(1)
Adjustments (note: adjustments represent positive balances)
+Stock-based compensation
+Amortization of acquisition intangibles and deferred financing cost
+Other(3)
Adjusted Net Income	$1.55 - $1.58

Cash Flow From Operations to Free Cash Flow
FY 2019
Cash / provided by operating activities	$2.4B+
+Adjustments(4)
Free cash flow	$1.5B+

(1)	Impacted by the non-recurrence of a significant one-time tax benefit recorded in 2018.

(2)	Includes non wholly owned entities adjustment, loss on debt extinguishment, as well as other items.

(3)	Includes loss on debt extinguishment, gain/loss on divestitures, restructuring, impairment, litigation and other, as well as the impact of tax expense/(benefit) of the adjusted items.

(4)	Includes capital expenditures and distributions to minority interest and other.

First Data Corporation
Forward Looking Statements

FORWARD-LOOKING STATEMENTS

Certain of the matters discussed in this communication may constitute forward-looking statements. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions which concern strategy, plans, projections or intentions. Examples of forward-looking statements include, but are not limited to, all statements made relating to revenue, earnings before net interest expense, income taxes, depreciation and amortization, earnings, margins, growth rates and other financial results for future periods. By their nature, forward-looking statements speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions or changes in circumstances that are difficult to predict or quantify. In addition to factors previously disclosed in reports filed with the SEC by First Data and Fiserv, Inc. and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of First Data and Fiserv to terminate the definitive merger agreement between First Data and Fiserv; the outcome of any legal proceedings that have been or may be instituted against First Data, its stockholders or directors or Fiserv, its shareholders or directors; the ability to satisfy closing conditions to the proposed merger in a timely manner or at all; a delay in closing the proposed merger; difficulties and delays in integrating the First Data and Fiserv businesses, including with respect to implementing systems to prevent a material security breach of any internal systems or to successfully manage credit and fraud risks in business units; failing to fully realizing anticipated cost savings and other anticipated benefits of the proposed merger; business disruptions from the proposed merger that may harm First Data’s or Fiserv’s business, including current plans and operations; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger, including as it relates to First Data’s or Fiserv’s ability to successfully renew existing client or supplier contracts on favorable terms or at all and obtain new clients or suppliers; certain restrictions during the pendency of the proposed merger that may impact First Data’s or Fiserv’s ability to pursue certain business opportunities or strategic transactions; the ability of First Data or Fiserv to retain and hire key personnel; uncertainty as to the long-term value of the common stock of Fiserv following the completion of the proposed merger; the continued availability of capital and financing following the completion of the proposed merger; the business, economic and political conditions in the markets in which First Data and Fiserv operate; the impact of new or changes in current laws, regulations, credit card association rules or other industry standards, including privacy and cybersecurity laws and regulations; and events beyond First Data’s or Fiserv’s control, such as acts of terrorism.

Any forward-looking statements speak only as of the date of this communication or as of the date they were made, and neither First Data nor Fiserv undertakes any obligation to update forward-looking statements. For a more detailed discussion of these factors, also see the information under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in First Data’s and Fiserv’s Joint Proxy and Consent Solicitation Statement/Prospectus that forms part of the Registration Statement on Form S-4 (No. 333-229689) filed with the SEC by Fiserv in connection with the proposed merger and the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

First Data Corporation
Forward Looking Statements

in First Data’s and Fiserv’s most recent reports on Form 10-K for the year ended December 31, 2018, and any material updates to these factors contained in any of First Data’s and Fiserv’s subsequent and future filings.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainties of estimates, forecasts and projections and may be better or worse than projected and such differences could be material. Given these uncertainties, you should not place any reliance on these forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.